UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

NANOVIRICIDES, INC.

(Name of Registrant as Specified In Its Charter)

Payment of filing fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:
☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

Copies to:

Peter Campitiello, Esq.
McCarter & English, LLP
Two Tower Center Boulevard
East Brunswick, NJ 08816
Tel: 732-867-9741
Fax: 732-393-1901

Notice of Adjournment of Annual Meeting of Stockholders

PLEASE VOTE TODAY

Deadline to Vote: 11:59 PM Eastern on February 6, 2023

Dear Stockholders,

The Annual Meeting of Stockholders (the “Meeting”) of NanoViricides, Inc. (the “Company”) has been partially adjourned with respect to Proposal 1 set forth in its Definitive Proxy Statement filed with the Securities and Exchange Commission on November 15, 2022 (the “Proxy Statement”). The Meeting was convened with respect to the other proposals set forth in the Proxy Statement with all such proposals having been approved and ratified in accordance with the requisite majorities.. The adjourned meeting will be held on February 7, 2023 at 10:00 a.m. at the Company’s offices located at 1 Controls Drive, Shelton, Connecticut 06484.

Proposal 1 is a proposal to redomicile the Company from a Nevada Corporation to a Delaware corporation. While Proposal 1 has exceeded 83% approval based on votes cast to date, approval of more than 50% of all outstanding shares of the Company’s voting stock as of October 17, 2022 is necessary for the proposal to be approved. The Company has adjourned the Annual Meeting solely with respect to Proposal 1 to provide its stockholders additional time to vote on Proposal 1.

Our records indicate that we may not have yet received your vote. Stockholders that have voted strongly supported the proposals, but we need your vote to achieve the requisite quorum. Please vote today to help us avoid the significant cost associated with continued proxy solicitation efforts.

REMEMBER: Your vote is important, no matter how large or small your holdings may be. Please take a moment to vote your shares.

No action is required by any stockholder who has previously delivered a proxy and who does not wish to revoke or change that proxy. We encourage all eligible stockholders who have not yet voted their shares - or provided voting instructions to their broker or other record holder - to do so prior to the Annual Meeting, as your participation is important. The Company’s Board of Directors recommends a vote ‘FOR’ the Proposal 1.

Important Information

This material may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders in connection with the Company’s Annual Meeting. The Company has filed with the SEC and mailed to its stockholders a Proxy Statement in connection with the Annual Meeting, and advises its stockholders to read the proxy statement and any and all supplements and amendments thereto because they contain important information. Stockholders may obtain a free copy of the Proxy Statement and other documents filed by the Company with the SEC at www.sec.gov. The Proxy Statement and proxy card are also available on the Company’s corporate website at www.nanoviricides.com.

Important Additional Information

You are urged to read the Proxy Statement filed with the SEC on November 15, 2022 related to the Company’s Annual Meeting of Stockholders. Free copies of the proxy statement and other documents filed by the Company with the SEC are available through the SEC’s web site at www.sec.gov. In addition, the proxy statement and related materials may also be obtained free of charge from the Company by directing such requests to: Secretary at NanoViricides, Inc., 1 Controls Drive, Shelton, Connecticut 06484, Telephone: (203) 937-6137. The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies.

Stockholders as of close of business on the October 17, 2022 record date who have not voted are encouraged to vote. Stockholders needing assistance voting or have questions may contact the firm assisting the Company with the solicitation of proxies, Alliance Advisors, by telephone at 800-574-6491 or by email at NNVC@Allianceadvisors.com.